                                                                 EXHIBIT 10.19


                         Dialysis Organization Agreement
                                Information Sheet

 This Information Sheet sets forth certain definitions and other information as used in the attached Dialysis Organization Agreement. As used in such Dialysis Organization Agreement, the following terms shall have the meanings ascribed below:

 DIALYSIS CENTER (FULL LEGAL NAME): Renal Care Group, Inc.
                                    ----------------------
 TERRITORY: United States
            -------------
 TERM START DATE: January 1, 2006
                  ---------------
 TERM END DATE: December 31, 2007
                -----------------
 PRODUCTS: EPOGEN(R) (Epoetin alfa) and Aranespe (darbepoetin alfa)
           --------------------------------------------------------
 PRODUCT INVOICE DISCOUNT PERCENTAGES:

 PRODUCT: EPOGEN(R)                             INVOICE DISCOUNT PERCENTAGE:*%
          --------------------------------------
 PRODUCT: Aranesp(R)                            INVOICE DISCOUNT PERCENTAGE:*%
          --------------------------------------

DIALYSIS CENTER NOTICE ADDRESS AND FAX:
Renal Care Group, Inc.
2525 West End Avenue, Suite 600
Nashville, TN 37203
Fax: (615)345-5503
Attn: Senior Vice-President of Medical and Legislative Affairs


With a copy to:
Renal Care Group, Inc.
2525 West End Avenue, Suite 600
Nashville, TN 37203
Fax: (615) 345-5503
Attn: General Counsel


AMGEN AGREEMENT NO.: 200600024
                      ---------


----------
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

                                                 Dialysis Organization Agreement


This Dialysis Organization Agreement (this "Agreement") is made by and between Amgen USA Inc. ("Amgen") and Dialysis Center to set forth the terms and conditions upon which Dialysis Center shall purchase Products and Amgen shall pay rebates.

Amgen and Dialysis Center hereby agree as follows:

1.      DEFINITIONS

When used with initial capitals herein, the following terms shall have the meanings ascribed to them below:

1.1. "Affiliate" of a given entity shall mean an entity that controls, is controlled by, or under common control with such given entity. Control shall mean ownership of more than fifty percent (50%) of the voting stock of an entity or, for non-stock entities, the right to more than fifty percent (50%) of the profits of such entity.

1.2. "Authorized Wholesalers" shall mean those wholesalers listed on Schedule 1.2, as such list may be modified pursuant to Section 2.3.

1.3. "Data" shall mean the data provided by Dialysis Center to Amgen hereunder in accordance with Article 4.

1.4. "Designated Affiliates" shall mean any Affiliate of Dialysis Center listed on Schedule 1.4, as such list may be modified pursuant to Section 2.2.

1.5.    "Dialysis Center" shall mean the company specified on the Information
        Sheet.

1.6. "Invoice Discount Percentage" shall mean, with respect to a particular Product, the percentage set forth in the Information Sheet.

1.7. "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, each as amended.

1.8. "Individually Identifiable Health Information" shall have the meaning specified in HIPAA.

1.9.    "Information Sheet" shall mean the information sheet attached hereto.

1.10. "Managed Centers" shall mean an entity for which Dialysis Center provides management and administrative services including the purchase and billing of Products, and that is listed on Schedule 1. 10, as such list may be modified pursuant to Section 2.2.

1.11.   "Products" shall mean the Amgen products specified on the Information
        Sheet.

1.12.   *

1.13.   *

1.14.   *

----------
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Agreement No.200600024                                  Ver. 1219/05 2 CMA 10866

2. PURCHASE AND SALE OF PRODUCTS

2.1. Discounts. Dialysis Center, its Designated Affiliates and Managed Centers shall have the right to purchase Products through Authorized Wholesalers at * less the *. Amgen reserves the right to change Product list price at any time, by any amount, without notice; provided, however, that Amgen shall not increase the EPOGENO list price charged to Dialysis Center, its Designated Affiliates and Managed Centers by more than * percent (*%) in each * period during the term of this Agreement, except in the event of an unanticipated material change in applicable government reimbursement and/or coverage laws, regulations or policies for EPOGEN(R). Prices set forth in this Agreement are without regard to any wholesaler markup, service fees, or other charges, which may be charged separately by Authorized Wholesalers.

2.2. Affiliates. Only purchases of Products made by Dialysis Center, its Designated Affiliates and Managed Centers shall be eligible for the pricing, discounts and rebates granted pursuant to this Agreement. Dialysis Center shall have the right to add its Affiliates to or from the list of Designated Affiliates and add Managed Centers to or from the list thereof by thirty (30) days prior written notice to Amgen upon Amgen's approval, which shall not be unreasonably withheld or delayed. In the event of a change to information regarding a Designated Affiliate or Managed Center (such as address), Dialysis Center shall promptly notify Amgen, and Amgen shall update the relevant list. Dialysis Center shall have the right to remove Affiliates of Dialysis Center from the list of Designated Affiliates and Managed Centers from the list thereof by thirty (30) days prior written notice to Amgen. In the event of any such removal, Amgen shall prorate any affected calculations and payments accordingly. Amgen reserves the right to accept, reject or immediately terminate any Designated Affiliate or Managed Center with regard to participation under this Agreement, if Amgen: (i) reasonably determines that such Designated Affiliate or Managed Center is not properly classified as a freestanding dialysis center or home dialysis support facility, (ii) has reasonable concerns regarding the security of such Designated Affiliate or Managed Center with respect to Products;
       (iii) has reasonable evidence that such Designated Affiliates or Managed Center has diverted Products to a person or entity that is not entitled to purchase Products under this Agreement; (iv) such Designated Affiliate or Managed Center or any of its employees is debarred or excluded from participation in the Medicare or Medicaid program and, if an employee, such employee is retained by his employer for more than five (5) business days after Amgen gives notice of such debarment or exclusion to Dialysis Center; or (v) determines that such Designated Affiliate or Managed Center is a party to another purchase agreement for EPOGEN(R) or Aranese with Amgen. Dialysis Center shall ensure compliance with the terms and conditions of this Agreement applying to Dialysis Center by its Designated Affiliates and Managed Centers. Dialysis Center shall be jointly and severally liable for the acts and omissions of its Affiliates and Managed Centers, and Amgen shall have the right (but not the obligation) to proceed directly against Dialysis Center in the event of a breach of this Agreement by any such Affiliate or Managed Center, without first proceeding against such Affiliate or Managed Center.

2.3. Authorized Wholesalers. Only Products purchased from Authorized Wholesalers shall be eligible for the pricing, discounts and rebates granted pursuant to this Agreement. Dialysis Center shall have the right to remove wholesalers from the list of Authorized Wholesalers by thirty
       (30) days prior written notice to Amgen, and shall have the right to add wholesalers to the list of Authorized Wholesalers by thirty (30) days notice to Amgen upon Amgen's approval, which shall not be unreasonably withheld or delayed. Amgen shall have the right

----------
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Agreement No.200600024                                  Ver. 1219/05 2 CMA 10866
       to add or remove wholesalers from the list of Authorized Wholesalers by thirty (30) days prior written notice to Dialysis Center. In the event of any such removal by Amgen, Amgen shall work with Dialysis Center to transition Dialysis Center's purchasing to an Authorized Wholesaler and shall use reasonable efforts to establish a direct purchasing relationship in any interim period between the removal of the removed Authorized Wholesaler and the initiation of purchases from a new Authorized Wholesaler, if no alternative Authorized Wholesaler exists at such time that can meet Dialysis Center's reasonable expected requirements of Products. Dialysis Center shall complete and submit to Amgen an application for direct ship account. Purchases made directly from Amgen shall be subject to reasonable credit limits established by Amgen (or the parties may agree on one or more methods (such as an irrevocable letter of credit) to assure Amgen of payment for any such Product).

2.4. Own Use. Only Products purchased for Dialysis Center's, its Designated Affiliates' or its Managed Centers' "own use" for the treatment of dialysis patients shall be eligible for the pricing, discounts and rebates granted pursuant to this Agreement. Dialysis Center, its Designated Affiliates and its Managed Centers covenant that they shall not seek any such pricing, discounts or rebates for any Products that are not for its or their "own use" for the treatment of dialysis patients, and Dialysis Center shall promptly notify Amgen in the event Amgen does provide Dialysis Center, its Designated Affiliate or a Managed Center any such pricing, discount or rebates.

2.5. Product License Agreement. Dialysis Center, its Designated Affiliates and its Managed Centers agree to respect that certain Product License Agreement between Amgen and Ortho Pharmaceutical Corporation as described in this Section 2.5. In accordance with the terms of the Product License Agreement, Amgen has the exclusive right to promote and sell Epoetin alfa in the United States under the trade name EPOGEN(R) for use with dialysis patients. Amgen has licensed Ortho, as Amgen's distributor, the exclusive right to promote and sell Epoetin alfa in the United States, under the trade name PROCRIT11, for non-dialysis uses only. Ortho sells and promotes Epoetin alfa in the United States under the trade name PROCRIr. PROCRIr is a registered trademark of Ortho Biotech Products, L.P. Ortho is not authorized to promote or sell PROCRIr in the United States for dialysis use. Dialysis Center, its Designated Affiliates and its Managed Centers agree to respect the unique marketing rights of Amgen and Ortho as set forth in the Product License Agreement, as described above. Consistent with the terms of the License Agreement, Dialysis Center, its Designated Affiliates and its Managed Centers shall use only EPOGEN(R) or Aranespo (and not PROCRIr) for patients undergoing dialysis.

2.6. Vial Sizes. Dialysis Center acknowledges that Amgen has an interest in forecasting the vial size mix of purchases of Products in order to help Amgen in its efforts to provide uninterrupted supply of preferred vial sizes. Dialysis Center shall use commercially reasonable best efforts to give Amgen at least six months' prior written notice if it has reason to expect that the percentage of its purchases made up by any particular stock keeping unit (SKU) will deviate by more than *% from the previous calendar quarter.

3. REBATES

3.1. Earninq and Vesting of Rebates. Dialysis Center shall qualify for rebates based upon its and its Designated Affiliates' and Managed Centers' verified * in accordance with the terms and conditions of this Agreement and the formulae set forth in Exhibit 3.1. For the purposes of calculations of rebates hereunder, purchases shall be deemed made on the date of invoice to the Dialysis Center (or Designated Affiliate and Managed Center) from the Authorized Wholesaler.

----------
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Agreement No.200600024                                  Ver. 1219/05 2 CMA 10866

3.2. Payment of Rebates. Rebates shall be paid quarterly in arrears by electronic funds transfer using EFT information provided to Amgen by Dialysis Center as necessary to enable EFT payment. Payment amounts must exceed $500.00 to qualify for payment; payment amounts of less than $500.00 at time of calculation will be carried over to the next payment period until such time as an aggregate amount equal to or greater that $500.00 is earned.

3.3. Verification and Audit. Rebates specified herein are subject to verification and audit of the relevant purchase and other data (including Data supplied pursuant to Article 4), and such rebates are contingent upon Amgen's timely receipt of all relevant purchase data from Authorized Wholesalers, in a form reasonably acceptable to Amgen, as reasonably necessary to calculate amounts payable hereunder. Dialysis Center, its Affiliates and Managed Centers shall maintain its and their books and records in accordance with U.S. generally accepted accounting principles, consistently applied. Dialysis Center, its Affiliates and Managed Centers shall provide Amgen and its designee reasonable access at Dialysis Center's corporate headquarters to applicable books and records (which shall be limited to information regarding *, and any information necessary to verify and confirm payment pursuant to and compliance with this Agreement) in order to audit and assure compliance with the terms of this Agreement on five (5) business days written notice. Any such audit shall be conducted during normal business hours, and so as not to unreasonably interfere with the business of Dialysis Center, its Affiliates or Managed Centers. Dialysis Center shall ensure that all books and records requested by Amgen for such purposes are made available to Amgen at Dialysis Center's corporate headquarters. In the event any such audit shows that Dialysis Center, its Affiliate or Managed Center has submitted incorrect information resulting in Dialysis Center receiving in excess of 110% of the amount to which it was entitled in any calendar quarter, Dialysis Center shall reimburse Amgen the reasonable costs of such audit. Following any audit that shows any over or underpayment hereunder, the relevant party shall, within sixty (60) days, make payment to the other party for the difference between the amount paid hereunder and the amount actually payable hereunder based upon the results of such audit.

3.4. Adjustments for Changes. In the event of the addition or deletion of any Designated Affiliates or Managed Center during any calendar quarter of the term of this Agreement, Amgen shall adjust * to account for such change by adding or deleting such Designated Affiliates' or Managed Center's purchases to or from the relevant quarter or comparison quarter (or portion thereof).

3.5. Treatment of Discounts and Rebates. Dialysis Center agrees that it, its Designated Affiliates and Managed Centers shall properly disclose and account for all discounts and rebates earned hereunder, in whatever form, in compliance with all applicable federal, state, and local laws and regulations, including Section 1 12813(b) of the Social Security Act and its implementing regulations. Dialysis Center also agrees that it, its Designated Affiliates and Managed Centers shall (i) claim the benefit of such discount or rebate received in the fiscal year in which such discount or rebate was earned or the year after, (ii) fully and accurately report the value of such discount or rebate in any cost reports filed under Title XVIII or Title XIX of the Social Security Act, or a state health care program, and (iii) provide, upon request by the U.S. Department of Health and Human Services or a state agency or any other federally funded state health care program, the information furnished to Dialysis Center, its Designated Affiliates or Managed Centers by Amgen concerning the amount or value of such discount or rebate.

3.6. Reports. Amgen shall provide to Dialysis Center a quarterly statement of the rebates earned hereunder with the itemization of Product purchases made in a particular calendar quarter, broken down by Designated Affiliates and Managed Centers; and any other information that Dialysis Center may reasonably request that is reasonably available to Amgen. Dialysis Center agrees that it will provide such information to its Designated Affiliates and Managed Centers in a timely manner in order to allow such

----------
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Agreement No.200600024                                  Ver. 1219/05 2 CMA 10866

       Designated Affiliates and Managed Centers to meet their reporting and other obligations hereunder and under applicable law and regulation.

4. PRODUCT DATA

4.1.   Data Submission. Dialysis Center shall provide the Data specified in
       Exhibit 3.1 to Amgen (or to a data collection vendor specified by Amgen) within thirty (30) days of the end of each calendar month. Such Data shall be provided in the format set forth in such Exhibit.

4.2. HIPAA Compliance. Dialysis Center shall not provide Amgen (or any specified data collection vendor) any Data in violation of HIPAA. Any Individually Identifiable Health Information shall have been de-identified in accordance with HIPAA prior to provision to Amgen or its designee.

4.3. Case Identifier. Dialysis Center shall consistently use a unique alpha-numeric code (which shall not be derived from Individually Identifiable Health Information) as a "case identifier" to track the care rendered to each individual patient over time, and such case identifier shall be included in the Data provided to Amgen. Dialysis Center will not provide to Amgen the key or list matching patient identities to their unique case identifiers.

4.4. Data Use. Amgen shall have the right to use Data to support verification of the services referenced in this Agreement, for Amgen-sponsored research and analysis, development of marketing materials, running internal trending analyses, overall analyses of how to improve treatment of patients on dialysis, creating tools by Amgen marketing personnel, and other Amgen business purposes. Notwithstanding the foregoing, without Dialysis Center's prior written consent (such consent not to be unreasonably withheld or delayed): (i) Amgen shall not disclose to third parties the health information data provided by Dialysis Center hereunder except pursuant to public health activities as required by law or regulation and to agents of Amgen bound by commercially reasonable obligations of confidentiality (or as required by law or regulation), Amgen agreeing that it will be liable for any breach of such confidentiality obligations by such agents; and (ii) Amgen shall not sell or resell any such data or derivative works thereof to any third party.

5. WARRANTIES, REPRESENTATIONS AND COVENANTS

5.1. Power and Authority. Each party represents and warrants to the other that this Agreement: (a) has been duly authorized, executed, and delivered by it, (b) constitutes a valid, legal, and binding agreement enforceable against it in accordance with the terms contained herein, and (c) does not conflict with or violate any of its other contractual obligations, expressed or implied, to which it is a party or by which it may be bound. The party executing this Agreement on behalf of Dialysis Center specifically warrants and represents to Amgen that he or she is authorized to execute this Agreement on behalf of and has the power to bind Dialysis Center, its Affiliates and Managed Centers to the terms set forth in this Agreement. The party executing this Agreement on behalf of Amgen specifically warrants and represents to Dialysis Center that he or she is authorized to execute this Agreement on behalf of and has the power to bind Amgen.

5.2. Compliance with Law and Regulation. Amgen shall, and Dialysis Center, its Affiliates and Managed Centers shall, comply with all applicable laws and regulations.

5.3. Products. Amgen warrants that, as of the time of delivery by Amgen to a common carrier or other third party that:

       5.3.1. the Products are not adulterated or misbranded (as such terms are described in the Federal Food Drug and Cosmetic Act) or a product that may not be introduced into interstate commerce;

       5.3.2. that the Products are as described in their labeling; and

       5.3.3. the Products have been manufactured in accordance with cGMPs.

Agreement No.200600024                                  Ver. 1219/05 2 CMA 10866

5.4. NO OTHER WARRANTIES. OTHER THAN THE WARRANTIES EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. INDEMNITY

6.1.   [INTENTIONALLY OMITTED]

6.2.   Indemnity.

       6.2.1. By Amgen. Amgen agrees to indemnify, defend and hold harmless Dialysis Center, its Affiliates and Managed Centers, and its and their respective employees, officers and directors from and against any and all amounts payable to third parties pursuant to a written settlement agreement or court order ("Third Party Awards") incurred by Dialysis Center, its Affiliates and Managed Centers that result directly from: (a) Products that as of the date of shipment by Amgen: (i) contain defects in material and workmanship, (ii) are adulterated or misbranded within the meaning of applicable provisions of the FDC Act, or (iii) are prohibited from being introduced into interstate commerce by Section 301 of the FDC Act or Section 351 of the Public Health Service Act, or
              (b) Amgen's gross negligence or willful misconduct or breach of this Agreement, which breach remains uncured for thirty (30) days after Dialysis Center gives Amgen notice of such breach; or (c) Products that infringe any patent or other intellectual property right of any person when used for the treatment of anemia in dialysis patients in accordance with the labeling for such Product; and reasonable out of pocket payments incurred by dialysis center Dialysis Center, its Affiliates and Managed Centers, and its and their respective employees, officers and directors in the response to any matter described in (a), (b) or
              (c) above ("Expenses"); provided that the indemnity contemplated by this Section 6.2.1 shall not apply to Third Party Awards and Expenses arising out of the negligent or willful actions or omissions of Dialysis Center, its Affiliates or Managed Centers, or its or their respective agents, employees, representatives, successors or assigns, or to the extent they arise out of a matter for which Dialysis Center is required to indemnify Amgen pursuant to Section 6.2.2 of this Agreement, or due to defects in the Products caused by persons other than Amgen or that result from neglect, misuse, unauthorized adulteration or modification, improper testing, handling or storage or any cause beyond the range of normal usage; and further provided that (x) Amgen is promptly notified in writing of any such third party claim for which this indemnity obligation may apply, (y) Amgen shall have sole control of the defense and settlement thereof, and (z) Dialysis Center cooperates fully and gives Amgen all requested information and assistance for such defense. The preceding paragraph sets forth Dialysis Center's and its Affiliates' sole remedy for claims of Product defect, adulteration, infringement or misbranding.

       6.2.2. By Dialysis Center. Dialysis Center, its Affiliates and Managed Centers agree to indemnify, defend and hold harmless Amgen and its respective employees, officers and directors from and against any and all Third Party Awards and Expenses that result from Dialysis Center's, its Affiliates' or its Managed Centers' transportation, handling, storage, promotion or sale of the Products and not arising solely out of Amgen's negligence, or a matter for which Amgen is required to indemnify Dialysis Center pursuant to the above paragraph; provided, however, that (a) Dialysis Center is promptly notified in writing of any such third party claim for which this indemnity obligation may apply, (b) Dialysis Center shall have sole control of the defense and settlement thereof, and
              (c) Amgen cooperates fully and gives Dialysis Center all requested information and assistance for such defense.


       6.2.3. NO INCIDENTAL OR CONSEQUENTIAL DAMAGES. NEITHER PARTY SHALL HAVE THE OBLIGATION TO INDEMNIFY THE OTHER PURSUANT TO THIS

Agreement No.200600024                                 Ver. 1219/05 2 CMA 10866

              SECTION 6.2 FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, (INCLUDING ANY LOSS OF SALES, PROFITS, OR OPPORTUNITY) REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF OR IS OTHERWISE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

7.   TERM AND TERMINATION

7.1. Term. This Agreement shall come into effect as of the Term Start Date and shall expire as of the Term End Date, unless sooner terminated in accordance with this Article 7.

7.2 Termination. Either party may terminate this Agreement in the event of an uncured material breach following thirty (30) days written notice of same (which termination shall be automatically effective at the end of such thirty (30) day period should such breach remain uncured). In addition, Amgen shall have the right to terminate this Agreement in the event of material commercial or regulatory change by written notice to Dialysis Center. Amgen shall provide as much prior written notice of any such termination as practicable (but not less than thirty (30) days prior written notice). Immediately following the giving of such notice by Amgen, Amgen and Dialysis Center shall each use diligent efforts to negotiate a replacement agreement for this Agreement to be effective as of the termination hereof.

7.3. Compliance with or Change in Law or Regulation. Notwithstanding anything contained herein to the contrary, in order to assure compliance with any existing federal, state or local statute, regulation or ordinance, or at any time following the enactment of any federal, state, or local law, regulation, policy, program memorandum or other interpretation, modification or utilization guideline by any governmental payer that in any manner materially reforms, modifies, alters, restricts, or otherwise affects the pricing of or reimbursement available for any of the Products, including but not limited to the enactment of any reimbursement rule, guideline, final program memorandum, coverage decision, pricing decision, instruction or the like by the Centers for Medicare and Medicaid Services ("CMS") or one of its contractors (carriers or fiscal intermediaries), or any material change in reimbursement systems that in any manner reforms, modifies, alters, restricts or otherwise affects the reimbursement available to Dialysis Center for any of the Products, upon ten (10) days prior written notice, (i) subject to the limitations set forth in Section 2.1 above, Amgen may, in its sole discretion, modify any pricing, rebate or discount terms contained herein, or (ii) Amgen may, in its reasonable discretion applied solely to address such law or change in law, exclude any Designated Affiliates or Managed Centers from participating in this Agreement. Without limiting the foregoing, any material change, modification or further clarification to the Medicare Prescription Drug Improvement and Modernization Act of 2003 ("MMA") or any rules or regulations promulgated there under, or the Erythropoietin Monitoring Policy for ESRD Patients that occurs subsequent to the Term Start Date would specifically trigger the right to modify referenced herein. Additionally, to assure compliance with any existing federal, state or local statute, regulation or ordinance, Amgen reserves the right, in its reasonable discretion, to exclude any Designated Affiliates or Managed Centers from the pricing, rebate and discount provisions of this Agreement.

7.4. Effect of Merger. Amgen acknowledges that Dialysis Center is a party to an Agreement, dated May 4, 2005, under which Dialysis Center has agreed to be acquired by Fresenius Medical Care AG (the "Merger Agreement"). Amgen and Dialysis center agree that, following the closing of such transaction (the "Merger"), Amgen and Dialysis Center shall work together to transition all purchases of Product by Dialysis Center, its Designated Affiliates and Managed Centers to Fresenuis' Dialysis Organization Agreement with Amgen. Within thirty (30) days after the Merger (or by such other later date that the parties shall agree in writing), all such purchases shall be made under Fresenuis' Dialysis Organization Agreement with Amgen. Amgen shall vest any unvested rebates and pay the same within ninety (90) days after the last day of the month in which the last purchase of Products is made, provided Amgen is in

Agreement No.200600024                                  Ver. 1219/05 2 CMA 10866
       timely receipt of all data in the form required by this Agreement.

7.5. Effect of Termination. Upon any termination or expiration of this Agreement, any earned and vested rebates shall be paid in accordance with the terms set forth in Article 3. Upon termination of this Agreement for any reason other than actual or threatened breach by Dialysis Center, any earned but unvested rebates shall vest as of the effective date of such termination. In the event of any termination during a calendar quarter, Amgen shall pro-rate any data used in calculating payments hereunder, and such payments, as appropriate.

7.6. Survival. The following provisions shall survive any expiration or termination of this Agreement: Sections 3.2 - 3.5 (with respect to periods prior to such expiration or termination) and 7.5 and Articles 4 (with respect to periods prior to such expiration or termination), 6 and 8.

8. MISCELLANEOUS

8.1. Amendment. Except as expressly set forth herein, no amendment of this Agreement shall be effective unless expressed in a writing signed by each of the parties.

8.2. Assignment. Neither party shall have the right to assign this Agreement without the other's prior written consent, and any attempted assignment shall be void. Notwithstanding the foregoing, Amgen shall have the right to assign this Agreement, in its entirety, to an Affiliate. This Agreement shall be binding on the parties' permitted successors and assigns.

8.3. Conflicting Provisions. In the event of any conflict between this Agreement and any purchase order or invoice relating to the subject matter of this Agreement, including service fees, purchase orders or payment terms, this Agreement shall control.

8.4. Construction. This Agreement shall be deemed to have been jointly drafted by the parties and no rule of strict construction shall apply against either party. As used herein, the word "including" shall mean "including, without limitation."

8.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original.

8.6.   Currency. All amounts herein are set forth in United States Dollars.

8.7. Force Majeure. Neither party will be liable for delays in performance or nonperformance of this Agreement or any covenant contained herein if such delay or nonperformance is a result of Acts of God, civil or military authority, civil disobedience, epidemics, war, failure of carriers to furnish transportation, strike or other labor disturbances, inability to obtain material or equipment, or any other cause of like nature beyond the control of such party.

8.8. Further Assurances. Each party shall perform all further acts reasonably requested by the other party to effectuate the purposes of this Agreement.

8.9. Governing Law. This Agreement shall be governed by the laws of the State of California, excluding its choice of law rules. Solely for purposes of resolving disputes under this Agreement, each party hereby irrevocably submits to the jurisdiction of the state and Federal courts located in the State of California, and agrees that any dispute arising out of or relating to this Agreement shall be heard in a state or Federal court located in Los Angeles county, California, and agrees that it shall not assert any objection or defense of lack of jurisdiction, improper venue or forum non conveniens in any dispute brought in such courts. The parties agree that any such dispute shall be adjudicated as between the parties, and neither party shall seek certification as a class. Notwithstanding the foregoing, either party shall have the right to join any party ruled indispensable by the relevant court.

8.10. Merger. This Agreement, together with the Information Sheet, constitutes the entire Agreement, written or oral, of the parties concerning the subject matter hereof. The

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
       Exhibits to this Agreement are hereby incorporated into and made a part of this Agreement. This Agreement supersedes any prior or contemporaneous agreements on the subject matter hereof, including any prior data use agreement between the parties.

8.11. No Partnership. The relationship between Amgen and Dialysis Center, its Affiliates and Managed Centers is that of independent contractors, and not a partnership or an agency, franchise or other relationship. Neither party shall have the authority to bind the other.

8.12. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given or made five (5) days after deposit in the United States mail with proper postage for first-class registered or certified mail prepaid, return receipt requested, or when delivered personally or by facsimile (as shown by concurrent written transmission confirmation), or one (1) day following traceable delivery to a nationally recognized overnight delivery service with instructions for overnight delivery, in each case addressed to the address set forth for Amgen below, or for Dialysis Center, at the address set forth in the Information Sheet, or at such designated address that either party shall have furnished to the other in accordance with this
       Section 8.12:

       If to Amgen:
                          Amgen USA Inc.
                          One Amgen Center Drive, M/S 37-2-B
                          Thousand Oaks, CA 91320-1789
                          Attn: Sr. Contract and Pricing Analyst -
                                Nephrology Business Unit
                          Fax: (805) 376-8558

       with a copy to:    Amgen USA Inc.
                          One Amgen Center Drive, M/S 28-2-D
                          Thousand Oaks, CA 91320-1789
                          Attn: General Counsel
                          Fax: (805) 499-8011


8.13. Publicity. The terms and conditions of this Agreement and the amount and structures of any discount, rebate or other reduction in price described herein are the confidential information of the parties, and neither party shall disclose the same to any person or entity without the other's prior written consent, except as necessary to comply with obligations pursuant to Section 3.5 or applicable law or regulation. Dialysis Center shall only share such information with those employees who have a need to know and shall only use such information for the purpose of fulfilling its obligations under this Agreement. Neither party shall make any press release in connection with the execution of this Agreement without the other party's prior written consent.

8.14. Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, the parties shall attempt, in good faith, to negotiate a modification of this Agreement so as to comply with the relevant law or regulation. Should they be unable to do so within thirty (30) days, either party shall have the right to terminate this Agreement upon ten (10) days prior written notice to the other.

8.15. Waiver. No party shall be deemed to have waived any right hereunder, unless such waiver is expressed in a writing signed by such party.

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                                       10

The parties have executed this Agreement by their designated representatives set forth below.


AMGEN USA INC.                             RENAL CARE GROUP, INC.



By: /s/ Fred Manak                         By: /s/ Raymond M. Hakim, M.D., Ph.D.
   -----------------------------------         ---------------------------------
Name (print): Fred Manak                   Name (print): Raymond M. Hakim, M.D.,
              ------------------------                   Ph.D.
                                                         -----------------------
Title: Director Contracts and Pricinq     Title: Senior Executive Vice President
       -------------------------------           -------------------------------
Date:                                     Date:
     ---------------------------------           -------------------------------

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                                       11

                                  Schedule 1.2

                             Authorized Wholesalers

----------
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

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
                                  Schedule 1.4
                              Designated Affiliates



                                (to be inserted)


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                                       13

                                  Schedule 1.10
                                 Managed Centers



                                (to be inserted)

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                                       14

                                   Exhibit 3.1
                          Discount Terms and Conditions

*

----------
* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

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